Exhibit 16.1

January 24, 2006

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, DC 20549

To Whom It May Concern:

We have read the Form 8-K dated January 24, 2006, to be filed by Xfone, Inc. We are in agreement with all of the statements contained therein as they apply to Chaifetz & Schreiber, P.C. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.

Very truly yours,

By:	/s/ Chaifetz & Schreiber, P.C.
Chaifetz & Schreiber, P.C.